CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER SARBANES-OXLEY ACT SECTION 906	Exhibit 32

Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the S&T Bancorp, Inc. (the "Company") Quarterly Report on Form 10-Q for the period ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James C. Miller, Chief Executive Officer of the Company, and I, Robert E. Rout, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and period covered by the report.

This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer and Chief Financial Officer of the Company with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.

Date:      May 8, 2006

/s/ James C. Miller                                                                                  /s/ Robert E. Rout

James C. Miller, Chief Executive Officer                                             Robert E. Rout, Chief Financial Officer